Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director/Officer of TCF Financial Corporation, a Delaware corporation, do hereby name, constitute and appoint Neil W. Brown and Joseph T. Green, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director/Officer of TCF Financial Corporation to sign and execute a Registration Statement on Form S-8, any pre-effective amendments thereto and any post-effective amendments thereto, relating to the registration with the Securities and Exchange Commission of 2,000,000 shares of Common Stock, par value $.01 per share, of TCF Financial Corporation in connection with the TCF Financial Incentive Stock Program.

Executed this 17th day of April 2009

/s/ William A. Cooper
William A. Cooper, Chief Executive Officer and Chairman of the Board

/s/ Gregory J. Pulles
Gregory J. Pulles, Vice Chairman, Secretary and Director

/s/ William F. Bieber	/s/ Theodore J. Bigos
William F. Bieber, Director	Theodore J. Bigos, Director

/s/ Thomas A. Cusick	/s/ Luella G. Goldberg
Thomas A. Cusick, Director	Luella G. Goldberg, Director

/s/ George G. Johnson	/s/ Gerald A. Schwalbach
George G. Johnson, Director	Gerald A. Schwalbach, Director

/s/ Douglas A. Scovanner	/s/ Ralph Strangis
Douglas A. Scovanner, Director	Ralph Strangis, Director

/s/ Barry N. Winslow
Barry N. Winslow, Director